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                                                                      EXHIBIT 15









December 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 18, 2001, July 16, 2001 and October 16, 2001 on our reviews of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement, dated December 14, 2001.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Detroit, MI